Exhibit 99.1

	Contacts:	W. Benjamin Moreland, CFO
Jay Brown, Treasurer
Crown Castle International Corp.
FOR IMMEDIATE RELEASE		713-570-3000

CROWN CASTLE MOBILE MEDIA ANNOUNCES SELECTION OF EQUIPMENT

AND SERVICES SUPPLIERS FOR DVB-H NETWORK

APRIL 18, 2005 - HOUSTON, TEXAS - Crown Castle Mobile Media, a subsidiary of Crown Castle International Corp. (NYSE:CCI), announced today that it has selected certain key equipment and services suppliers to support its planned build of a dedicated digital network for broadcasting live television to mobile devices. Thales Broadcast & Multimedia and Axcera are providing terrestrial site transmitter equipment and integration services. Kathrein Inc. is providing site antennas and SES AMERICOM is providing satellite space segment for broadcast distribution.

“DVB-H, as a true open standard, has enabled opportunities across the wireless ecosystem for the development of Crown Castle Mobile Media’s rich multimedia services,” said Michael Schueppert, President of Crown Castle Mobile Media. “We are pleased to be working with these leading technology companies.”

According to David Neff, President and CEO of Axcera, “With the fast-developing interest in mobile video, the robustness of the DVB-H standard, and the ability to deploy a nationwide network, we believe Crown Castle Mobile Media has the winning formula for success. We are honored to partner with Crown Castle Mobile Media in the deployment of this exciting new technology.”

“Thales is proud to have been chosen to be part of Crown Castle Mobile Media’s project,” stated Roger McGarrahan, CEO of Thales Broadcast & Multimedia. “We are pleased that our unique combination of broadcast experience, DVB-H exciter technology, and complementary MPEG transport stream products and capabilities positions Thales to support Crown Castle Mobile Media with its planned new mobile media services.”

“We are pleased to be supplying Crown Castle Mobile Media with panel and omni antennas specially designed to meet the unique requirements of this project,” said Jim De

News Release continued:

Koekkoek, regional sales and special projects manager, Kathrein Inc. - Scala Division. “Being selected and approved as the primary antenna vendor was a real achievement for our special projects team, and we look forward to our role as a key antenna supplier in the future.”

“This exciting collaboration will leverage the nationwide power and reach of SES AMERICOM’s AMC-9 satellite together with Crown Castle Mobile Media’s planned DVB-H network to deliver first-of-its-kind television broadcasts in the U.S. with all the freedom of a wireless mobile handset,” said Bryan McGuirk, senior vice president of SES AMERICOM’s North American media services. “Together with Crown Castle Mobile Media, we’re looking forward to delivering mobile television service to consumers.”

Crown Castle Mobile Media is a subsidiary of Crown Castle International Corp. (NYSE:CCI). Crown Castle engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers. Crown Castle offers significant wireless communications coverage to 68 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 10,600 and over 1,300 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle visit: http://www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s current expectations. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the collaboration between Crown Castle Mobile Media and the vendors named above and (ii) the build, operation, development, and deployment of a network for mobile television. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors which could affect our results is included in our filings with the SEC.

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